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                                                                    EXHIBIT 99.1

                  EXPRESS SCRIPTS DECLARES 2-FOR-1 STOCK SPLIT;
                           INCREASES EARNINGS GUIDANCE

         ST. LOUIS, MAY 23, 2001--Express Scripts, Inc. (NASD: ESRX) today announced that its board of directors has approved a two-for-one stock split to be effected in the form of a stock dividend. The stock split is for shareholders of record as of June 8, 2001, and will be effective on or about June 22, 2001.

         Based on strong business fundamentals, including membership growth, continued cross-selling of additional services, development of new products, increased productivity and capital structure improvements, the company believes that it can achieve diluted earnings per share in 2001 at the upper end of the current range of First Call earnings estimates. Express Scripts also believes that these strong fundamentals can drive earnings growth in 2002 of 25% to 30% over 2001.

         "The stock split and increased earnings outlook reflect the successful execution of our strategic business plan," stated Barrett Toan, chairman and chief executive officer. "Our strong membership growth, reinvestment in technology which is providing productivity improvements, and success in Specialty Distribution Services, are driving our outlook for earnings and cash flow generation."

         Express Scripts, Inc. is one of the largest pharmacy benefit management
(PBM) companies in North America. Through facilities in seven states and Canada, the company serves thousands of client groups, including managed care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans.

         Express Scripts provides integrated PBM services, including network pharmacy claims processing, mail pharmacy services, benefit design consultation, drug utilization review, formulary management, disease management, medical and drug data analysis services, medical information management services, and informed decision counseling services through its Express Health Line SM division. The company also provides non-PBM services, including infusion therapy services through its Express Scripts Infusion Services subsidiary and distribution services for specialty pharmaceuticals through its Specialty Distribution subsidiary. Express Scripts is headquartered in St. Louis, Missouri. More information can be found at http://www.express-scripts.com, which includes expanded investor information and resources.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, statements related to the company's plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:



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-    risks associated with our ability to maintain internal growth rates, or to control operating or capital costs
- continued pressure on margins resulting from client demands for enhanced service offerings and higher service levels
- competition, including price competition, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers
- adverse results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations, such as privacy regulations under the Health Insurance Portability and Accountability Act (HIPAA)), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations
- the possible termination of, or unfavorable modification to, contracts with key clients or providers
- the possible loss of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers
-    adverse results in litigation
-    risks associated with our leverage and debt service obligations
- risks associated with our ability to continue to develop new products, services and delivery channels
- developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs
- risks associated with our financial commitment relating to the RxHub venture
-    other risks described from time to time in our filings with the SEC

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.